UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Navigant Consulting, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2004

Dear	Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Navigant Consulting, Inc., which will be held at The Mid-America Club, 80th Floor, 200 East Randolph Drive, Chicago, Illinois, 60601 on Wednesday, April 21, 2004, at 9:00 a.m. Central Standard Time. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the meeting. You may also vote your shares over the Internet. If you so desire, you may withdraw your proxy and vote in person at the meeting.

We look forward to meeting those of you who will be able to attend the meeting.

Sincerely,

William M. Goodyear

Chairman of the Board and

Chief Executive Officer

615 North Wabash Avenue

Chicago, Illinois 60611

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, APRIL 21, 2004

To the Shareholders of Navigant Consulting, Inc.:

We will hold the Annual Meeting of Shareholders of Navigant Consulting, Inc. (the “Company”) at The Mid-America Club, 80th Floor, 200 East Randolph Drive, Chicago, Illinois 60601 on Wednesday, April 21, 2004 at 9:00 a.m. Central Standard Time. The purposes of the meeting are to:

1. Elect two Directors to our Board of Directors to serve for a term of three years;

2. Ratify the appointment of KPMG LLP as the Company’s independent accountants for the year 2004; and

3. Transact any other business properly brought before the meeting or any adjournments of the meeting.

If you were a shareholder of record at the close of business on March 8, 2004, you are entitled to notice of and to vote at the Annual Meeting.

IMPORTANT

Whether or not you expect to attend the meeting, we urge you to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. You may also vote over the Internet by following the instructions on the enclosed proxy card. Sending in your proxy will not prevent you from attending and personally voting your shares at the meeting because you have the right to revoke your proxy at any time before it is voted.

We have also enclosed Navigant Consulting, Inc.’s 2003 Annual Report to Shareholders, which includes the Form 10-K and the proxy statement, with this notice of Annual Meeting.

By order of the Board of Directors,

Philip P. Steptoe

Secretary

Chicago, Illinois

March 26, 2004

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR PROXY ON THE INTERNET BY VISITING

www.proxyvote.com

OR

MARK, SIGN, DATE AND RETURN YOUR PROXY CARD BY MAIL

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING

Navigant Consulting, Inc.

615 North Wabash Avenue

Chicago, Illinois 60611

PROXY STATEMENT

General

We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2004 Annual Meeting of Shareholders. We will hold the Annual Meeting on Wednesday, April 21, 2004, at 9:00 a.m. Central Standard Time, at The Mid-America Club, 80th Floor, 200 East Randolph Drive, Chicago, Illinois 60601. We will begin mailing this proxy statement and the accompanying proxy card to shareholders beginning on or about March 26, 2004.

At the Annual Meeting, our shareholders will consider the election of two Directors to our Board of Directors and the ratification of the appointment of KPMG LLP as the Company’s independent accountants for 2004. The Board of Directors does not know of any other matters that may properly be brought before the Annual Meeting. If other matters should properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act on those matters in accordance with their best judgment.

“NAVIGANT” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (“NCI”) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “NAVIGANT” is made under license from Navigant International, Inc.

Proxy Solicitation

We will bear the expenses of this solicitation of proxies, including expenses of preparing and mailing this proxy statement. In addition to solicitation by mail, we may solicit proxies in person or by telephone, telegram or other means of communication by our officers, Directors and employees, who will receive no additional compensation for, but may be reimbursed for their out-of-pocket expenses incurred in connection with, that solicitation. We have engaged D.F. King & Co., Inc. to solicit proxies and to assist us in distributing materials for a fee estimated at $7,000, plus reimbursement of out-of-pocket expenses. We will furnish copies of solicitation materials to brokerage firms, nominees, fiduciaries and custodians to forward to beneficial owners of shares held in their names and will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding our solicitation materials to beneficial owners.

Shareholders Entitled to Vote and Voting Information

Only shareholders of record at the close of business on March 8, 2004, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each share of our common stock, par value $0.001 per share, entitles the record holder to one vote on each matter to be voted on at the meeting. As of the record date, approximately 45,400,000 shares of our common stock were issued and outstanding. A majority of the shares of our common stock which are issued and outstanding and entitled to vote will constitute a quorum at the meeting.

Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Any other matters voted on at the meeting shall be determined by a majority of the votes cast.

If you mark “withhold authority” on your proxy card with respect to the election of the nominee for director, your vote will not count either “for” or “against” the nominee. If a broker or other person holding shares for you does not vote on a proposal (broker non-votes), your shares will not be counted in determining the number of votes cast. Votes withheld, abstentions and broker non-votes will be counted in determining whether a quorum is present at the meeting.

If you do not give directions on your proxy card and you return the signed card, the persons named in the proxy card will vote the shares at their discretion on all matters.

If you vote by proxy, you may revoke that proxy at any time before it is voted by attending the meeting in person and voting in person, by sending us a proxy bearing a later date, or by filing with the Secretary of the Company a written revocation at the principal executive offices of Navigant Consulting, Inc., 615 North Wabash Avenue, Chicago, Illinois 60611.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with a class of directors elected each year for a three-year term. At this Annual Meeting two Directors, Governor James R. Thompson and Mr. Samuel K. Skinner, have been nominated for election to the Board. The Directors elected at the Annual Meeting will serve for a term of three years and until their successors are elected and qualified. Such term will expire at our Annual Meeting of Shareholders to be held in 2007. The persons named as proxies will vote for Governor Thompson and Mr. Skinner for election to the Board unless the proxy card is marked otherwise.

If either Governor Thompson or Mr. Skinner becomes unable or unwilling to serve, proxies will be voted for election of a person designated by the Board. The Board knows of no reason why either Governor Thompson or Mr. Skinner should be unable or unwilling to serve.

The Board of Directors recommends that shareholders vote FOR Governor Thompson and Mr. Skinner.

A listing of the principal occupation, other major affiliations and age of the continuing Directors of the Company, including the nominees for election, is set forth below:

Nominees for Election at this Meeting to a Term Expiring at the Annual Meeting of Shareholders in 2007:

James R. Thompson, 67, has served as a Director since August 1998. Governor Thompson was named Chairman of the Chicago law firm of Winston & Strawn in January 1993. He joined the firm in January 1991 as Chairman of the Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State’s Attorney of Cook County. He is a former Chairman of the President’s Intelligence Oversight Board. Governor Thompson is currently a member of the Boards of Directors of FMC Corporation, FMC Technologies, Inc., Maximus, Inc. and Hollinger International, Inc. He serves on the Board of the Museum of Contemporary Art and the Lyric Opera. He is also a member of the National Commission on Terrorist Attacks upon the United States and the Abraham Lincoln Bicentennial Commission. Governor Thompson has advised the Board of Directors that he intends to resign from the Nominating and Governance Committee in April 2004.

Samuel K. Skinner, 65, has served as a Director since December 1999. Mr. Skinner is the retired Chief Executive Officer of U.S. Freightways Corporation, a transportation and logistics business. He formerly served as Co-Chairman of Hopkins & Sutter, a law firm based in Chicago. Mr. Skinner retired as President of the Commonwealth Edison Company and its holding company, Unicom Corporation. Prior to joining Commonwealth Edison, he served as Chief of Staff to former President George Bush. Prior to his White House service, Mr. Skinner served in the President’s cabinet for nearly three years as Secretary of Transportation. From 1977 to 1989,

Mr. Skinner practiced law as a senior partner in the Chicago law firm of Sidley & Austin (now Sidley Austin Brown & Wood). From 1984 to 1988, while practicing law full time, he also served as Chairman of the Regional

Transportation Authority of Northeastern Illinois and was appointed by President Reagan as Chairman of the President’s Commission on Organized Crime. From 1968 to 1975, Mr. Skinner served in the office of the United States Attorney for the Northern District of Illinois and in 1977, President Ford appointed him United States Attorney, one of the few career prosecutors ever to hold such position. He is currently a member of the Boards of Directors of Midwest Express Holdings, Inc, Express Scripts, Diamond Cluster, APAC Customer Services, Click – Commerce and Dade Behring. Mr. Skinner has advised the Board of Directors that he intends to reduce the number of his directorships in public companies to a total of six by the end of 2004.

Directors Whose Terms Continue until the Annual Meeting of Shareholders in 2005:

William M. Goodyear, 55, has served as a Director since December 1999. The Board of Directors elected him Chairman of the Board and Chief Executive Officer in May 2000 and subsequently elected him President. He is past Chairman and former Chief Executive Officer of Bank of America, Illinois. In addition, he was President of the Bank of America’s Global Private Bank until January 1999. He was Vice Chairman and a member of the Board of Directors of Continental Bank, prior to the 1994 merger between Continental Bank Corporation and BankAmerica Corporation. Mr. Goodyear joined Continental Bank in 1972 and subsequently held a variety of assignments including corporate finance, corporate lending, trading and distribution. He was stationed in London from 1986 to 1991 where he was responsible for European and Asian Operations. Mr. Goodyear is currently a member of Chicago’s Commercial Club, the Board of Trustees for the Museum of Science and Industry and the Finance Council of the Archdiocese of Chicago. He is a member of the Board of Trustees of the University of Notre Dame, the Chicago Public Library Foundation and serves on the Rush University Medical Center Board. Mr. Goodyear is a Trustee of Equity Office Properties Trust, where he is Chairman of its Audit Committee.

Valerie B. Jarrett, 47, has served as a Director since April 2002. Ms. Jarrett is a Managing Director and the Executive Vice President of The Habitat Company, a premier developer and manager of residential apartments. The Habitat Company also provides residential and commercial brokerage services as well as corporate relocation services. Before joining The Habitat Company, Ms. Jarrett served eight years in the City of Chicago government, first as Deputy Corporation Counsel for Finance and Development, then as Deputy Chief of Staff for Mayor Richard Daley and finally, as Commissioner of the Department of Planning and Development. Prior to joining City government, Ms. Jarrett practiced law with two private law firms specializing in the area of commercial real estate. Ms. Jarrett is Vice Chairman of both the University of Chicago Hospitals Board of Trustees and the Local Initiative Support Corporation Chicago Advisory Board. She also serves as a Director of USG Corporation, The Chicago Stock Exchange, Harris Insight Funds and The Joyce Foundation. She is President of the Board of the Southeast Chicago Commission. Ms. Jarrett is a Trustee of the University of Chicago, the Museum of Science and Industry, and Window To The World Communications, Inc. She serves as Vice Chairman of the Executive Council of Chicago Metropolis 2020.

Directors Whose Terms Continue until the Annual Meeting of Shareholders in 2006:

Thomas A. Gildehaus, 63, has served as a Director since October 2000. In recent years Mr. Gildehaus has served as Chairman of Southwest Supermarkets LLC of Phoenix, Arizona, Chairman and Chief Executive Officer of Northwestern Steel and Wire Company of Sterling, Illinois, and President and Chief Executive Officer of UNR Industries, Inc. of Chicago, Illinois. Prior to 1992, Mr. Gildehaus served ten years as Executive Vice President of Deere & Company in Moline, Illinois. In the 1970s, Mr. Gildehaus was Vice President of Temple, Barker & Sloane, a consulting firm in Lexington, Massachusetts. He is a director of Simplicity Manufacturing, Inc. and Mercator Partners, LLC. Mr. Gildehaus is a graduate of Yale University and received a Master of Business Administration degree, with Distinction, from Harvard University.

Peter B. Pond, 59, has served as a Director since November 1996. Mr. Pond is the founder and General Partner of Alta Equity Partners, a venture capital firm. He formerly served as the Midwest Head of Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation from June 1991 to March 2000. Mr. Pond is Chairman of Maximus, Inc., a provider of program management and consulting services to state, county and local government health and human services agencies.

Board and Committee Meetings

The Board met six times in 2003. All Directors attended at least 75% of the meetings of the Board and of the committees on which they served.

The Board of Directors has an Audit Committee which monitors the integrity of the Company’s financial statements, financial reporting process and internal controls regarding finance, accounting and legal compliance; monitors the independence and performance of our independent accountants; provides an avenue of communication among the independent accountants, management and our Board of Directors; and monitors significant litigation and financial risk exposure. The Audit Committee has a written charter, a copy of which is appended to this proxy. The current members of the Audit Committee are Messrs. Gildehaus (Chairman), Pond, Skinner and Ms. Jarrett, each of whom is independent as defined by the listing standards of the New York Stock Exchange and applicable SEC rules. The Board of Directors has determined that Mr. Gildehaus meets the criteria as in “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee met eight times during 2003.

The Board of Directors has a Compensation Committee which reviews and monitors matters related to management development and succession; develops and implements executive compensation policies and pay for performance criteria for the Company; reviews and approves the initial and annual base salaries, annual incentive bonus and all long-term incentive awards of our Chairman of the Board and Chief Executive Officer; reviews and approves such compensation arrangements for all corporate officers, executive managing directors and certain other key employees; approves stock-related incentives under our stock incentive and executive compensation plans, and exercises all powers of the Board of Directors under those plans other than the power to amend or terminate those plans; reviews and approves material matters concerning our employee compensation and benefit plans; and carries out such responsibilities as have been delegated to it under various compensation and benefit plans and such other responsibilities with respect to our compensation matters as may be referred to it by our Board of Directors or management. The members of the Compensation Committee are Messrs. Skinner (Chairman), Gildehaus, Pond and Ms. Jarrett, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Committee’s Report on Executive Compensation is included under the caption “Compensation Committee Report on Executive Compensation.” The Compensation Committee met five times during 2003.

The Board has a Nominating and Governance Committee which identifies individuals qualified to become Board members and recommends to the Board director nominees for election at the next Annual Meeting of Shareholders. In February and March 2004, the Nominating and Governance Committee approved revised guidelines and charters for the Board and its committees, as well as a new Code of Business Standards and Ethics, all of which are posted on the Company’s website (www.navigantconsulting.com). Copies of those documents are available upon request as described under “Other Information.” The Chairman of the Nominating and Governance Committee serves as the Board’s Presiding Director. Currently, the members of the Nominating and Governance Committee are Governor Thompson (Chairman), Mr. Skinner and Ms. Jarrett, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Nominating and Governance Committee did not meet in 2003.

The Board of Directors has an Executive Committee, which can act in lieu of the Board of Directors as necessary. The members of the Executive Committee are Messrs. Goodyear (Chairman) and Skinner and Governor Thompson. The Executive Committee did not meet in 2003.

While the Company has no formal policy regarding attendance by Directors at the Annual Meeting of Shareholders, the Company encourages its Directors to attend. All of the Directors attended the 2003 Annual Meeting of Shareholders.

Director Compensation

Each non-employee Director is paid an annual retainer of $25,000 and a fee of $1,500 for each Board meeting or Committee meeting attended, except that members of the Audit Committee are paid $2,000 per Committee meeting attended. Each Committee Chairman is paid an additional annual retainer of $2,500, except that the additional annual retainer for the Chairman of the Audit Committee is $10,000. All Directors are reimbursed for travel expenses incurred in connection with attending Board and Committee meetings.

Each non-employee Director makes an election to receive his or her annual retainer in the form of either cash or stock options to purchase shares in the Company. The number of stock options received is determined by dividing the annual retainer by the market price on January 1st of each year. Such stock options become fully exercisable on the first anniversary of the grant date.

In addition, each non-employee Director elected to serve a three-year term receives a one-time grant of stock options to purchase 15,000 shares at the market price immediately following the Director’s initial election. For non-employee Directors first elected to, or first beginning to serve a term of less than three years, the initial grant is reduced pro rata. Such stock options become fully exercisable on the six-month anniversary of the date of the initial election or first beginning of service. Each non-employee Director receives an annual award of stock options of 5,000 shares at the market price on January 1st of each year. Such stock options become fully exercisable on the first anniversary of the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Governor Thompson, one of our Directors, is Chairman of the law firm of Winston & Strawn. Winston & Strawn has provided in the past and may provide us in the future with legal representation.

AUDIT COMMITTEE REPORT

Our Committee has reviewed and discussed with management of the Company the audited financial statements of the Company as of and for the year ended December 31, 2003 (the “Audited Financial Statements”). In addition, we have discussed with KPMG LLP, the independent accounting firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61. The Committee also has received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with the management of the Company and the independent accounting firm such other matters and received such assurances from them as we deemed appropriate. Based on the foregoing review and discussions and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Committee appointed KPMG LLP to act as the Company’s independent accountants for 2004.1

AUDIT COMMITTEE

Thomas A. Gildehaus, Chairman

Valerie B. Jarrett

Peter B. Pond

Samuel K. Skinner

1	Pursuant to regulations promulgated by the Securities and Exchange Commission, neither the “Audit Committee Report,” the “Compensation Committee Report on Executive Compensation” nor the material under the caption “Shareholder Return Performance Graph” shall be deemed to be soliciting material or to be filed with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934, as amended, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under that Act or the Securities Act of 1933, as amended.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

This report of the Compensation Committee (the “Committee”) describes the philosophy that underlies the cash and equity-based components of our executive compensation program. It also describes the details of each element of the program and the rationale for compensation paid to our Chief Executive Officer and other officers and key employees in general.

Compensation Philosophy and Objectives

The Committee believes that the compensation offered to its Chief Executive Officer, other officers and key employees must be sufficient to attract, retain and fairly compensate highly qualified individuals. Executive compensation should be competitive and based on overall financial results, individual contributions and teamwork, with the objective that a fair relationship exists between executive pay and the creation of shareholder value. The Committee, among other things, considers the performance of the Company’s operations, the compensation of executive officers and key employees of competitors, salary surveys of industry-related positions or positions at comparably sized companies and the salary history of the particular individual and other compensation then in place, including outstanding stock option awards.

The Committee determines compensation by using its subjective judgment and taking into account both qualitative and quantitative factors. No weights are assigned to such factors with respect to any compensation component. There is no singular objective formula by which compensation is determined and the decisions are ultimately subjective.

Annual Compensation

The compensation program has three elements:

•	annual base salary;

•	annual incentive compensation, which are based on certain performance objectives; and

•	equity awards under the Company’s incentive plans, which are based on both Company performance and individual performance.

Base Salary. Base salaries for the Chief Executive Officer, other officers and key employees are established based on the scope of the duties and responsibilities of each individual’s position. The base salary of the Chief Executive Officer is reviewed annually in accordance with his employment agreement. Mr. Goodyear’s employment agreement is described below in the section entitled “Management Compensation.” Typically, other officers and key employees also have employment agreements specifying base salaries.

Annual Incentive Compensation. The Board has previously approved a compensation program for executive officers based on certain financial performance criteria, including revenue growth, profitability and percentage performance of target goals. After a review of the Company’s performance, incentive compensation, if any, is paid to officers and employees in cash or restricted stock for the calendar year in which it was earned on or before March 1st of the following year. The incentive compensation is forfeited if an individual is not an active employee on the date incentive compensation is paid.

In 2004 the Company instituted a stock incentive program pursuant to which officers and senior employees will receive a specified portion of their annual incentive compensation in restricted stock in lieu of cash. The restricted stock is issued pursuant to the Long-Term Incentive Plan described below. Corporate officers, including the Chief Executive Officer, will receive 25% of their annual incentive compensation in the form of restricted stock with the option to take an additional 5% to 20% of their annual incentive compensation in restricted stock. The Company will grant an additional premium amount of restricted stock equal to a percentage of the value of the incentive compensation paid in restricted stock in lieu of cash. This program has a mandatory and voluntary component for incentive compensation earned beginning in 2004 and was voluntary in 2003.

Long-Term Incentive Plan. The Committee believes that equity compensation is an important component of the compensation offered by the Company and promotes long-term retention of its key employees, motivates high levels of performance and recognizes a key employee’s contributions to the success of the Company. In addition, equity compensation aligns management’s interests with those of our shareholders on a long-term basis. The Committee recognizes that we conduct our business in an increasingly competitive environment. In order to remain competitive, we must employ the best and most talented key employees who possess demonstrated skills and experience. The Committee believes that equity compensation may give us an advantage in attracting and retaining such employees. The Committee also believes our long-term incentive plan is an important feature of our executive compensation package. Under the plan, options, restricted stock and other forms of equity compensation may be granted to the Chief Executive Officer, other officers and key employees who are expected to make important contributions to our future success. In reviewing the size of such equity grants, the Committee focuses primarily on our performance and the perceived role of each person in accomplishing our performance objectives, as well as the satisfaction of individual performance objectives.

Policy on Deductibility of Compensation

Internal Revenue Code Section 162(m) prohibits us from deducting for federal income tax purposes any amount paid in excess of $1,000,000 per year to our Chief Executive Officer or any of our four most highly paid executive officers. Compensation above $1,000,000 may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee believes that our current compensation arrangements, which are primarily based on performance, are appropriate and in the Company’s and its shareholders’ best interests, without regard to tax considerations. Thus, if the tax laws or their interpretation change or other circumstances occur which might make some portion of the executive compensation non-deductible for federal tax purposes, the Committee does not plan to make significant changes in the basic philosophy and practices reflected in our executive compensation program.

Chief Executive Officer’s Compensation

The total compensation of Mr. Goodyear was consistent with the Committee’s compensation objectives described above. Mr. Goodyear’s total compensation under his employment agreement and his performance incentive bonus approved by the Committee in February 2004, are also consistent with the Committee’s compensation objectives described above. Mr. Goodyear’s employment agreement is described in detail in the section below entitled “Management Compensation”.

COMPENSATION COMMITTEE

Samuel K. Skinner, Chairman

Thomas A. Gildehaus

Valerie B. Jarrett

Peter B. Pond

NOMINATING AND GOVERNANCE COMMITTEE REPORT

Beginning with its formation in February 2003, our Committee monitored and reviewed new SEC rules and NYSE corporate governance standards as they were proposed, revised and adopted. In February 2004 the Committee approved revised corporate guidelines and committee charters that are intended to ensure compliance with the final SEC rules and NYSE listing standards. Copies of these revised guidelines and charters are posted on the Company’s website, www.navigantconsulting.com, and a copy of the Audit Committee charter is appended to this proxy. In addition, the Committee has reviewed and approved a new Code of Business Standards and Ethics (the “Code”), which is posted on the Company’s website.

In February 2004 the Committee also reviewed and made recommendations to the Board as to whether individual directors are “independent” for purposes of applicable SEC corporate governance rules and NYSE listing standards. The Committee’s review was based on all relevant facts and circumstances, as well as applicable criteria set forth in applicable SEC rules and NYSE listing standards. In addition, the Committee developed certain “categorical exclusions” describing certain relationships that are considered immaterial and do not preclude a finding of “independence.” A copy of these categorical standards is posted on the Company’s website. Based on this review, the Committee found and the Board subsequently affirmed that all of the Company’s current Directors except for Mr. Goodyear are “independent” within the meaning of the NYSE listing standards, and that all of the members of the Company’s Audit Committee meet the SEC’s more stringent standards for audit committee independence.

Also in February 2004 the Committee recommended to the Board that Governor James R. Thompson and Samuel K. Skinner be reelected to the Company’s Board of Directors to serve a term of three years. In considering the qualifications of future candidates for election to the Board of Directors, the Committee will consider all relevant factors, including judgment, character, reputation, education and experience, in relation to the qualifications of any alternate candidates and in relation to the particular needs of the Board, its committees and the Company as they exist at the time such candidates are considered. The Committee values diversity, including gender and race. The Committee will also consider each candidate’s relationships, if any, with the Company, its Directors, officers, employees and shareholders, as well as any applicable criteria set forth in SEC rules, New York Stock Exchange listing standards, and Delaware law. The Committee has not paid a fee to any third party to identify or evaluate potential nominees. The Nominating and Governance Committee will consider nominees for director recommended by shareholders on the same basis as candidates identified by the Committee, provided that the nominations are received in a timely basis and otherwise comply with the provisions of our bylaws described under “Shareholder Proposals for the 2004 Proxy Statement.” Recommendations should be sent to Navigant Consulting, Inc., 615 North Wabash Avenue, Chicago, Illinois 60611, Attention: Corporate Secretary.

NOMINATING AND GOVERNANCE

COMMITTEE

Governor James R. Thompson, Chairman

Samuel K. Skinner

Valerie B. Jarrett

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total shareholder return on our common stock against the New York Stock Exchange Market Index (the “NYSE Index”), the Peer Group described below and the peer group reported in our last proxy statement (the “Old Peer Group”). The graph assumes that $100 was invested on December 31, 1998, in each of our common stock, the NYSE Index, the Old Peer Group and the Peer Group. The graph also assumes that all dividends, if paid, were reinvested.

Note: The stock price performance shown below is not necessarily indicative of future price performance.

Measured Period	NYSE Index	Peer Group (a)	Old Peer Group (a)	Navigant Consulting, Inc.
FYE 12/31/98	$100.00	$100.00	$100.00	$100.00
FYE 12/31/99	$109.50	$81.91	$81.91	$22.34
FYE 12/31/00	$112.11	$62.28	$59.79	$7.83
FYE 12/31/01	$102.12	$79.83	$76.54	$11.30
FYE 12/31/02	$83.42	$75.30	$72.20	$12.12
FYE 12/31/03	$108.07	$84.71	$81.21	$38.74

Notes:

(a) The Peer Group consists of the following companies: American Management Systems Inc., ChoicePoint, Inc., Charles River Associates, Inc., FTI Consulting, Inc., Gartner Group, Inc., Kroll Inc. and META Group, Inc. The Peer Group and the Old Peer Group are weighted by market capitalization. The Old Peer Group consists of the same companies plus Nextera Enterprises, Inc., which was acquired during 2003.

MANAGEMENT COMPENSATION

General

The following table sets forth compensation awarded or earned by the Chief Executive Officer and three other executive officers who earned more than $100,000 for 2003 (collectively, the “Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Other Annual Compensation ($)(6)	Restricted Stock Award(s) ($)(7)	Securities Underlying/SARs Options (#)	All Other Compensation ($)(8)
William M. Goodyear Chairman, Chief Executive Officer and President (1)	2003 2002 2001	500,000 500,000 490,385	800,000 525,000 325,000	5,100 5,100 5,100	0 544,500 277,000	0 90,000 60,000	2,322 1,242 338,716
Ben W. Perks Executive Vice President and Chief Financial Officer (2)	2003 2002 2001	350,000 350,000 350,000	325,000 225,000 85,000	5,100 5,100 5,100	0 272,250 172,312	0 45,000 30,000	2,376 2,376 159,048
Julie M. Howard Vice President and Chief Operating Officer (3)	2003	278,846	300,000	5,100	0	0	275
Philip P. Steptoe Vice President, General Counsel and Secretary (4)	2003 2002 2001	250,000 250,000 250,000	125,000 100,000 50,000	5,100 5,100 5,100	0 136,125 38,750	0 22,500 15,000	552 552 94,302

(1)	See the discussion of Mr. Goodyear’s employment agreement under “Employment Agreements” below.
(2)	See the discussion of Mr. Perks’ employment agreement under “Employment Agreements” below.
(3)	Ms. Howard was elected to her positions and became an executive officer of the Company in November 2003. See the discussion of Ms. Howard’s employment agreement under “Employment Agreements” below.
(4)	See the discussion of Mr. Steptoe’s employment agreement under “Employment Agreements” below.
(5)	Mr. Goodyear’s 2003 bonus consisted of $440,000 in cash plus 18,438 shares of restricted stock valued at $360,000 as of March 1, 2004, the date on which the annual incentive bonus was paid. Mr. Perks’ 2003 bonus consisted of $178,750 in cash plus 7,490 shares of restricted stock valued at $146,250 as of March 1, 2004, the date on which the annual incentive bonus was paid. Ms. Howard’s 2003 bonus consisted of $165,000 in cash plus 6,914 shares of restricted stock valued at $135,000 as of March 1, 2004, the date on which the annual incentive bonus was paid. Mr. Steptoe’s 2003 bonus of $125,000 was paid entirely in cash.
(6)	Represents matching payments under applicable 401(k).
(7)	For each of the executive officers, the restricted stock awards granted in 2002 vest 100 percent on the sixth anniversary of the grant, but are eligible for accelerated vesting if certain corporate performance targets are met. In February 2004 the Compensation Committee determined that corporate performance targets had been met and therefore accelerated the vesting of 22,500 restricted shares for Mr. Goodyear, 11,250 restricted shares for Mr. Perks, 11,250 restricted shares for Ms. Howard and 5,625 restricted shares for Mr. Steptoe. The restricted stock awards granted in 2001 vest over a 3-year period on September 1, 2001, September 1, 2002, and September 1, 2003, except for 10,000 shares of restricted stock awarded to Mr. Perks as a signing bonus, 5,000 shares of which vested on January 4, 2001, and 5,000 of which vested on July 4, 2001. At December 31, 2003, Mr. Goodyear held 161,500 restricted shares, which were valued at $3,045,890 at December 31, 2003; Mr. Perks held 85,000 restricted shares which were valued at $1,603,100 at December 31, 2003; Ms. Howard held 56,500 restricted shares, which were granted prior to 2003, and which were valued at $1,065,590 at December 31, 2003; and Mr. Steptoe held 32,500 restricted shares, which were valued at $612,950 at December 31, 2003.

(8)	Represents earnings associated with group term life insurance. For 2001, the amount also represents payments made under the Company’s retention program. For Mr. Goodyear, the 2001 retention payments was $337,500 and the earnings from the group term life insurance was $1,216; for Mr. Perks, the 2001 retention payment was $157,500 and the earnings from the group term life insurance was $1,548; for Mr. Steptoe, the 2001 retention payment was $93,750 and the earnings from the group term life insurance was $552.

Executive Option Grants

There were no stock option grants made to the Executive Officers in 2003.

Option and SAR Exercises and Holdings

The following table sets forth the exercise of options and stock appreciation rights during 2003 by the Executive Officers and the number of options and stock appreciation rights and approximate values for in-the-money options and stock appreciation rights at December 31, 2003.

Aggregated Option/SAR Exercises in 2003 and

Year End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options/SARs at Year End (#)		Value of Unexercised In-The-Money Options/ SARs at Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William M. Goodyear	0	0	425,562	112,188	6,046,618	1,531,532
Ben W. Perks	0	0	247,500	52,500	3,516,403	712,134
Julie M. Howard	0	0	29,638	39,880	418,507	523,812
Philip P. Steptoe	0	0	139,375	23,125	1,564,803	309,434

Employment Agreements

Employment Agreement with Mr. Goodyear. Effective January 1, 2003, the Company entered into an amended and restated employment agreement with its Chairman and Chief Executive Officer, Mr. Goodyear. The term of the employment agreement is indefinite. The employment agreement provides for an initial base salary of $500,000 and does not limit Mr. Goodyear’s bonus. The employment agreement provides, among other things, that if the Company terminates the executive for other than good cause (as defined in the agreement) or Mr. Goodyear terminates his employment for good reason (as defined in the agreement), then the Company will pay to Mr. Goodyear an amount equal to the sum of two times his base salary and two times his average annual bonus for the immediately preceding three years. However, if Mr. Goodyear terminates his own employment other than for good reason, the Company would have no further obligation to Mr. Goodyear other than the obligation to pay him his base salary through the date of termination and any other compensation and benefits then due. In the event of Mr. Goodyear’s termination of employment following a change in control (as defined in the agreement) for any reason, then the Company shall pay to Mr. Goodyear an amount equal to the sum of three times his base salary and three times the average annual bonus for the immediately preceding three years.

Other Employment Agreements with Executive Officers. The Company has employment agreements with other of its Executive Officers. The employment agreement with Mr. Perks, our Executive Vice President and Chief Financial Officer, is for a rolling two-year period, such that the remainder of the term shall always be two full years, and provides for an annual base salary of $350,000, which may be increased at the discretion of the Compensation Committee, and an annual bonus opportunity. The employment agreement provides, among other things, that if the Company terminates Mr. Perks for other than cause (as defined in the agreement) or Mr. Perks terminates his employment for good reason (as defined in the agreement), then the Company will pay to Mr. Perks an amount equal to the sum of 1.5 times his base salary plus the annual bonus most recently paid to him and (b) a pro rata bonus for the calendar year of termination. However, if Mr. Perks terminates his own employment other than for good reason, the Company would have no further obligation to Mr. Perks other than the obligation to pay him his base salary through the date of termination and any other compensation and benefits then due. The agreement also provides that if Mr. Perks’ employment is terminated for any reason during the one year period following a change in control (as defined in the agreement) or if such employment is terminated by Mr. Perks for any reason during the period beginning six months and ending twelve months following a change in control, then the Company shall pay to Mr. Perks an amount equal to two times the sum of (a) his base salary and (b) his average annual bonus for the immediately preceding three years.

The employment agreement with Ms. Howard, our Vice President and Chief Operating Officer, is for a rolling one-year period, such that the remainder of the term shall always be one full year, provides for an annual base salary of $300,000 that may be increased at the discretion of the Compensation Committee, and an annual bonus opportunity. The employment agreement provides, among other things, that if the Company terminates Ms. Howard for other than cause (as defined in the agreement) or Ms. Howard terminates her employment for good reason (as defined in the agreement), then the Company will pay to Ms. Howard an amount equal to the sum of her base salary and the average of her annual bonus for the immediately preceding three years. However, if Ms. Howard terminates her own employment other than for good reason, the Company would have no further obligation to Ms. Howard other than the obligation to pay her base salary through the date of termination and any other compensation and benefits then due. In the event of Ms. Howard’s termination of employment for any reason during the period beginning six months and ending twelve months following a change in control (as defined in the agreement), then the Company shall pay to Ms. Howard an amount equal to two times the sum of (a) her base salary and (b) her average annual bonus for the immediately preceding three years.

The employment agreement with Mr. Steptoe, our Vice President, General Counsel and Secretary, is for a rolling one-year period, such that the remainder of the term shall always be one full year, provides for an annual base salary of $250,000 that may be increased at the discretion of the Compensation Committee and an annual bonus opportunity. The employment agreement provides, among other things, that if the Company terminates Mr. Steptoe for other than cause (as defined in the agreement) or Mr. Steptoe terminates his employment for good reason (as defined in the agreement), then the Company will pay to Mr. Steptoe an amount equal to the sum of his base salary and the average of his annual bonus for the immediately preceding three years. However, if Mr. Steptoe terminates his own employment other than for good reason, the Company would have no further obligation to Mr. Steptoe other than the obligation to pay him his base salary through the date of termination and any other compensation and benefits then due. In the event of Mr. Steptoe’s termination of employment for any reason during the period beginning six months and ending twelve months following a change in control (as defined in the agreement), then the Company shall pay to Mr. Steptoe an amount equal to two times the sum of (a) his base salary and (b) his average annual bonus for the immediately preceding three years.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding options, warrants and rights granted to employees and Directors, as well as the number of securities remaining available for future issuance, under the Company’s compensation plans as of December 31, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	3,976,372	$5.8528	2,347,151
Equity compensation plans not approved by shareholders	329,041	$7.1583	208,985
Total	4,305,413	$5.9526	2,556,136

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 8, 2004 by: (i) each of our Directors and nominees; (ii) each of the Executive Officers; and (iii) all of our Directors and Executive Officers as a group. We believe that, except where noted otherwise, each person named below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person, subject to community property laws where applicable. The address of each person named below is in care of our principal executive offices. The Company does not know of any person who beneficially owns more than 5% of the outstanding shares of common stock.

	Shares Beneficially Owned (1)
Officers, Directors and 5% Shareholders	Number	Percent
William M. Goodyear (2)	550,374	1.2
Ben W. Perks (3)	314,926	*
Julie M. Howard (4)	114,565	*
Philip P. Steptoe (5)	205,610	*
Thomas A. Gildehaus (6)	39,000	*
Valerie B. Jarrett (7)	22,034	*
Peter B. Pond (8)	134,444	*
Samuel K. Skinner (9)	49,000	*
James R. Thompson (10)	133,031	*
All Directors and Executive Officers as a group (9 persons) (11)	1,562,984	3.4

*	Less than 1%
(1)	Applicable percentage of ownership as of March 8, 2004 is based upon approximately 45,400,000 shares of common stock outstanding. Beneficial ownership is a technical term determined in accordance with the rules of the Securities and Exchange Commission. Beneficial ownership generally means that a shareholder has sole or shared power to vote or sell the stock either directly or indirectly or the right to acquire the shares within 60 days.
(2)	Includes 234,500 shares of common stock subject to options that are or become exercisable within 60 days of March 8, 2004.
(3)	Includes 251,250 shares of common stock subject to options that are or become exercisable within 60 days of March 8, 2004.
(4)	Includes 30,864 shares of common stock subject to options that are or become exercisable within 60 days of March 8, 2004.
(5)	Includes 140,625 shares of common stock subject to options that are or become exercisable within 60 days of March 8, 2004.
(6)	Includes 30,000 shares of common stock subject to options that are or become exercisable within 60 days of March 8, 2004.
(7)	Shares of common stock are subject to options that are or become exercisable within 60 days of March 8, 2004.
(8)	Shares of common stock are subject to options that are or become exercisable within 60 days of March 8, 2004.
(9)	Includes 39,000 shares of common stock subject to options that are or become exercisable within 60 days of March 8, 2004.
(10)	Shares of common stock subject to options that are or become exercisable within 60 days of March 8, 2004.
(11)	Includes 1,015,748 shares of common stock subject to options that are or become exercisable within 60 days of March 8, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and any persons who beneficially own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. To our knowledge, based solely on a review of the copies of such reports sent to us, we believe that during the year ended December 31, 2003, with the exception of Governor Thompson who was one day late in filing a Form 4, our Directors, officers and 10% shareholders complied with their Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS FOR THE 2004 PROXY STATEMENT

If you wish to submit a proposal to be included in the proxy statement for our Annual Meeting of Shareholders in 2005, you must submit the proposal in writing to the Secretary, Navigant Consulting, Inc., at 615 North Wabash Avenue, Chicago, Illinois 60611. We must receive a proposal by November 26, 2004 in order to consider it for inclusion in the proxy statement for the 2005 Annual Meeting of Shareholders.

In addition, our by-laws provide that for business to be properly brought before an Annual Meeting by a shareholder, the shareholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Company, at the principal executive offices of the Company, not less than one hundred twenty nor more than one hundred fifty days prior to the first anniversary of the date of our proxy statement released to shareholders in connection with the previous year’s election of directors or meeting of shareholders, except that if no Annual Meeting of shareholders or election by consent was held in the previous year, a proposal must be received by the Company within ten days after the Company has publicly disclosed the date of the meeting in the manner provided in our by-laws. Our by-laws provide that nominations by shareholders for persons for election as directors must be made by written notice delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than one hundred twenty nor more than one hundred fifty days prior to the meeting, except that if the Company has not publicly disclosed in the manner provided in the by-laws the date of the meeting at least seventy days prior to the meeting date, notice may be given by a shareholder if received by the Secretary of the Company not later than the close of business on the tenth day following the day on which the Company publicly disclosed the meeting date. The by-laws contain provisions regarding information that must be set forth in the shareholder’s notice or otherwise provided in connection with shareholder nominations or other business to be brought by shareholders.

INDEPENDENT ACCOUNTANTS

KPMG LLP, independent accountants, audited our financial statements as of and for the year ended December 31, 2003. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2002 and 2003 and fees billed for other services rendered by KPMG LLP. The Audit Committee reviewed the provision of the services provided by KPMG LLP with respect to such fees and concluded that such services were compatible with maintaining KPMG LLP’s independence. The Audit Committee has authorized management to use, when appropriate, the Company’s outside independent accountants for non-audit, tax-related services, provided the cost of such services does not exceed $25,000 per quarter.

	2002		2003
Audit fees	$470,000		$535,000
Audit-related fees	$120,000	(1)	$65,000	(2)

Audit and audit-related fees	$590,000		$600,000
Tax fees (3)	$30,000		$40,000
All other fees	0		0

Total fees	$620,000		$640,000

(1)	Audit-related fees consist principally of fees for audits of financial statements of Hunter Associates Management Services, Inc., due diligence and other acquisition related services.
(2)	Audit-related fees consist of fees for consultation on Sarbanes-Oxley and SEC compliance matters.
(3)	Tax fees consist of fees for tax consultation and tax compliance services.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Shareholders will be asked to ratify the appointment by the Audit Committee of KPMG LLP as independent accountants for the Company for the year 2004.

The Board of Directors recommends that shareholders vote FOR the appointment of KPMG LLP.

Representatives from KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The KPMG LLP representatives will be given an opportunity to make a statement if they desire.

OTHER INFORMATION

If you would like to contact the Company’s Presiding Director or the non-management Directors as a group, please write to:

Governor James R. Thompson

Winston & Strawn

33 W. Wacker Drive

Chicago, IL 60601

All communications will be reviewed by the Presiding Director, who will determine whether each communication will be distributed to all non-management Directors.

If you would like a copy of our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission as of and for the year ended December 31, 2003 (excluding exhibits), we will send you one without charge. Please write to:

Ms. Mary E. Rosinski

Investor Relations Manager

Navigant Consulting, Inc.

615 North Wabash Avenue

Chicago, Illinois 60611

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

February 2004

www.navigantconsulting.com

I. Audit Committee Purpose

The Audit Committee shall be directly responsible for the appointment, retention, compensation and oversight over the work of the Company’s independent public accountants. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial statements, financial reporting process and systems of internal controls regarding finance and accounting.

•	Monitor the Company’s compliance with legal and regulatory requirements.

•	Monitor the qualifications and independence of the Company’s independent public accountants.

•	Monitor the performance of the Company’s internal audit function and independent public accountants.

•	Prepare the report that SEC rules require be included in the Company’s annual proxy statement.

•	Provide an avenue of communication among the independent public accountants, management and the Board of Directors.

•	Monitor significant litigation and financial risk exposure.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent public accountants as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Composition and Meetings

The Audit Committee shall be comprised of at least three directors. Each member of the Audit Committee shall satisfy the applicable independence, experience and financial expertise requirements of the New York Stock Exchange and Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. Directors’ fees are the only form of compensation that an Audit Committee member may receive from the Company. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Nomination, appointment and removal of Committee members and operations of the Committee shall be in accordance with the Company’s Committee Guidelines.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session periodically with management, the independent public accountants, any internal auditors (or other personnel responsible for the internal audit function), and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent public accountants quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III. Responsibilities and Duties

The Audit Committee shall:

1.	Review and reassess the adequacy of the Charter at least annually, and shall submit the Charter to the Board of Directors for approval and have the document posted on the Company’s web site and published in the proxy at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K, prior to filing or distribution. Review should include discussion with management and independent public accountants of significant issues regarding accounting principles, practices, and judgments.

3.	Review with financial management and the independent public accountants the Company’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent public accountants in accordance with AICPA SAS 61 (see item 8). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

4.	Review disclosures made by the Chief Executive Officer and Chief Financial Officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluation thereof.

5.	Review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such review may be done generally and need not be in advance of each earnings press release or each instance in which management provides such guidance.

6.	Review policies with respect to risk assessment and risk management, including the steps management has taken to monitor and control major financial risk exposures.

7.	Report regularly to the Board of Directors.

        Independent Public Accountants

8.	The Audit Committee shall have the sole authority to appoint or replace the independent public accountants, and shall approve all audit engagement fees and terms and all non-audit engagements with the independent public accountants. The Audit Committee shall consult with management but shall not delegate these matters, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee.

9.	In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the independent public accountants (including the resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent public accountants shall report directly to the Audit Committee.

10.	The Audit Committee shall review with the independent public accountants any audit problems or difficulties and management’s response. Such matters include any restrictions on the scope of the independent public accountant’s activities or on its access to requested information, any significant disagreements with management, any accounting adjustments that were proposed by the independent public accountants but not accepted by management (whether or not material), any communications between the audit team and the independent public accountants’ national office respecting auditing or accounting issues presented by the engagement, and any “management” or internal control” letter issued or proposed to be issued by the independent public accountants to the Company.

11.

At least annually, the Audit Committee shall obtain and review a report by the independent public accountants describing: the independent public accountants’ internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the independent public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountants, and any steps taken to deal with such issues.

12.	On an annual basis, the Committee should review and discuss with the independent public accountants all relationships they have with the Company that could impair the independent public accountants’ independence.

13.	Review the independent public accountants’ audit plan – discuss scope, staffing, locations, reliance upon management, and their general audit approach.

14.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent public accountants. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

15.	Consider the independent public accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

16.	Set clear hiring policies for employees or former employees of the independent public accountants.

        Internal Audit Services and Legal Compliance

18.	The Audit Committee shall ensure that the Company maintains an internal audit function.

19.	The Audit Committee shall discuss with the independent public accountants the responsibilities, budget and staffing of the Company’s internal audit function.

20.	On at least an annual basis, the Audit Committee shall review with the Company’s General Counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulator or governmental agencies.

        Other Audit Committee Responsibilities

21.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

22.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

23.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

24.	Establish procedures for (a) the receipt, retention and proper treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

25.	Review any reports of the public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered public accountants any information with respect to illegal acts in accordance with Section 10A.

26.	At least annually perform self-assessment of Audit Committee performance.

27.	Review financial and accounting personnel succession planning within the Company.

28.	Annually review policies and procedures as well as audit results associated with Directors’ and Officers’ expense accounts and perquisites. Annually review a summary of Directors’ and Officers’ related party transactions and potential conflicts of interest.

        Limitation of Audit Committee’s Roles

29.	While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (GAAP) and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

Document last updated and approved by the Navigant Consulting Board of Directors on February 17, 2004

NAVIGANT CONSULTING, INC.

c/o PROXY SERVICES

P.O. BOX 9142

FARMINGDALE, NY 11735

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number (located below) to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number (located below) and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL—

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Navigant Consulting, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NAVCON

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVIGANT CONSULTING, INC.

Vote On Directors

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 1

1.	Proposal to elect (01) James R. Thompson and (02) Samuel K. Skinner to the Board of Directors for a term of three years.

FOR ALL	WITHHOLD ALL	OR ALL EXCEPT
☐	☐	☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 2

2.	Proposal to ratify the appointment of KPMG, LLP as independent accountants for the Company for 2004.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR item 1. If any other matters properly come before the meeting, the person named in this proxy will vote in his/her discretion.

If you plan to attend the meeting, please check the box to the right.            ☐

[	]

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) Date

NAVIGANT CONSULTING, INC.

Annual Meeting of Shareholders—April 21, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Navigant Consulting, Inc., a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March XX, 2004, and hereby appoint(s) Ben W. Perks and Philip Steptoe, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Navigant Consulting, Inc., to be held Wednesday, April 21, 2004 at 9:00 a.m., Chicago Time, at The Mid-America Club, 80th Floor, 200 East Randolph Drive, Chicago, Illinois 60601, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY

IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)